Exhibit 10.13

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”), effective as of ________ on _________, 2019 (the “Effective Date”), is made and entered into by and between Postal Realty Trust, Inc., a Maryland corporation (the “Contributor”), and Postal Realty LP, a Delaware limited partnership (“Transferee”).

RECITALS

WHEREAS, the Contributor is the legal, record and beneficial owner of (i) equity interests (the “Property Entity Interests”) in the entities (the “Property Entities”) described on Schedule A-1 hereto, which Property Entities are the direct or indirect owners of the real properties described on Schedule A-1 hereto (the “Indirect Properties”), and (ii) undivided real property interests (the “Direct Property Interests”) in the real properties described on Schedule A-2 hereto (the “Direct Properties”). The Property Entity Interests, the Direct Property Interests, the Indirect Properties and the Direct Properties collectively are referred to herein as the “Contributed Property”; and

WHEREAS, in consideration for Contributor’s contribution, assignment and transfer of the Contributed Property to Transferee, Transferee shall assume the existing indebtedness encumbering the Contributed Property and desires to issue and deliver _____________ common units of limited partnership interests of Transferee (the “OP Unit Consideration”) to the Contributor; and

WHEREAS, the Contributor now desires to contribute, assign and transfer the Contributed Property to Transferee; and

WHEREAS, Transferee desires to acquire and assume the Contributed Property from the Contributor, and issue and deliver to the Contributor the OP Unit Consideration, on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.            Sale, Contribution and Assignment of Contributed Property. The Contributor hereby contributes, assigns and transfers the Contributed Property to Transferee, and Transferee hereby accepts transfer of and assumes the Contributed Property from the Contributor, pursuant to the terms and conditions set forth in this Agreement. For the avoidance of doubt, beneficial ownership of the Contributed Property shall be contributed, assigned and transferred (the “Contribution”) on the Effective Date.

2.            Consideration. In consideration for Contributor’s contribution, assignment and transfer of the Contributed Property to Transferee, Transferee hereby issues and delivers to the Contributor, and the Contributor hereby accepts transfer of, the OP Unit Consideration.

3.            Representations. Each party hereto hereby represents and warrants that, with respect to itself, each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement:

(a)          Such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by such party of its obligations under this Agreement require no further action or approval of its members, of its board of managers, its board of directors or of any other individuals, entities or governing bodies in order to constitute this Agreement as a binding and enforceable obligation of such party.

(b)          Neither the entry into nor the performance of, or compliance with, this Agreement by such party has resulted, or will result, in any violation of, or default under, or has resulted, or will result, in the acceleration of, any obligation under any existing articles of incorporation, bylaws, operating agreements, organizational documents, mortgages, indentures, lien agreements, notes, contracts, permits, judgments, decrees, orders, restrictive covenants, statutes, rules or regulations applicable to such party. With regard to the representations and warranties of Contributor only, Contributor has clear title to the Contributed Property.

(c)          No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of such party.

4.            Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto.

5.            Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of [Delaware].

6.            Severability. If any term, covenant or condition of this Agreement shall to any extent be deemed invalid or unenforceable, then the remainder of this Agreement, and the application of such term, covenant or condition, shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

7.            Further Acts and Assurances. The Contributor and Transferee each covenant that they will take all necessary action to confirm the transactions contemplated hereby, including securing any necessary records of transfer and executing and delivering (or cause to be executed and delivered) all such agreements, instruments, certificates and other documents, and shall take (or cause to be taken) and do (or cause to be done) all things necessary, proper or advisable to consummate and make effective this Agreement.

8.           Tax Treatment. The parties to this Agreement intend that, for United States federal income tax purposes, the contribution and assignment of the Contributed Property shall be treated as a tax-deferred contribution under Internal Revenue Code section 721 by the Contributor to Transferee.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

POSTAL REALTY TRUST, INC.,

By:
Name:
Title:

POSTAL REALTY LP,

By:	Postal Realty Trust, Inc.
its general partner

By:
Name:
Title: